Exhibit 10.4

AMENDMENT NO. 1 TO ALASKA TERMINALLING SERVICES AGREEMENT

This Amendment No. 1 to Alaska Terminalling Services Agreement (this “Amendment”), dated as of April 23, 2018, but effective as of September 16, 2016, is made and entered into by and among Tesoro Alaska Company LLC, a Delaware limited liability company (“Customer”), Tesoro Logistics Operations LLC, a Delaware limited liability company (“TLO”), and its wholly owned subsidiary, Tesoro Alaska Terminals, LLC, a Delaware limited liability company (“TAT”). Each signatory hereto is referred to herein as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, on September 16, 2016, the Parties entered into that certain Alaska Terminalling Services Agreement (the “Alaska Terminal Services Agreement”) pursuant to which the Parties agreed that TLO and TAT would provide to Customer certain terminalling services as set forth in the Alaska Terminal Services Agreement; and

WHEREAS, the Parties desire to amend the Alaska Terminal Services Agreement to provide TLO with a conditional option to extend the Initial Term of the Alaska Terminal Services Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    AMENDMENT

The following definition is added into the Definitions in Section 1:

“Renewal Period” has the meaning set forth in Section 2.

Section 2, TERM, of the original Alaska Terminal Services Agreement is hereby superseded and replaced by the following Section 2:

2.	TERM
The initial term of this Agreement shall commence on September 16, 2016 (the “Commencement Date”) and shall continue through September 16, 2026 (the “Initial Term”); provided, however, that the Initial Term may be extended as follows:

(a)    Customer may, at its option, extend the Initial Term for up to two (2) renewal terms of five (5) years each (each, a “Renewal Period”) by providing written notice of its intent to TLO no less than three hundred sixty-five (365) calendar days prior to the end of the Initial Term or the then-current Renewal Period.
(b)    If Customer has not provided written notice of its intent to extend the Initial Term for the first Renewal Period pursuant to clause (a) above, TLO may, at its option, provide written notice to Customer no less than ninety (90) days prior to the end of the Initial Term to extend the Initial Term for an additional two (2) years (an “Extension Period”).

(c)    The Initial Term, and any Renewal Period or Extension Period shall be referred to herein as the “Term.”
2.    MISCELLANEOUS

(a)    Other than as set forth above, the Alaska Terminal Services Agreement shall remain in full force and effect as written.

(b)    Except as otherwise provided herein, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Amendment and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

(c)    This Amendment and the legal relations between the Parties shall be governed by and construed in accordance with Section 37(b) of the Alaska Terminal Services Agreement.

(d)    This Amendment constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

(e)    This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Either Party’s delivery of an executed counterpart signature page by facsimile (or electronic .pdf format transmission) is as effective as executing and delivering this Amendment in the presence of the other Party. No Party shall be bound until such time as all of the Parties have executed counterparts of this Amendment.

(f)    This Amendment is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Amendment.

(g)    The invalidity or unenforceability of any term or provision of this Amendment in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and the remaining terms and provisions shall remain in full force and effect, unless doing so would result in an interpretation of this Amendment that is manifestly unjust.

[Signatures of the Parties follow on the next page.]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the date first written above.

TESORO LOGISTICS OPERATIONS LLC and TESORO ALASKA TERMINALS, LLC		TESORO ALASKA COMPANY LLC

By:	/s/ STEVEN M. STERIN	By:	/s/ GREGORY J. GOFF

	Steven M. Sterin		Gregory J. Goff
	President and Chief Financial Officer		President

Signature Page to Amendment No. 1 to Alaska Terminalling Services Agreement

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